UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007
The Travelers Companies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

385 Washington Street
Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)
(651) 310-7911
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 23, 2007, The Travelers Companies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Banc of America Securities LLC, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, as the representatives for the several underwriters named in Schedule 1 of the Agreement (collectively, the “Underwriters”), for the issuance and sale by the Company of $250,000,000 aggregate principal amount of the Company’s 5.375% Senior Notes due 2012 (the “2012 Notes”), $450,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2017 (the “2017 Notes”) and $800,000,000 aggregate principal amount of the Company’s 6.250% Senior Notes due 2037 (the “2037 Notes”, and together with the 2012 Notes and the 2017 Notes, the “Notes”). The foregoing description is qualified by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement, dated May 23, 2007, which was filed with the Securities and Exchange Commission on May 24, 2007.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
99.1	Underwriting Agreement, dated as of May 23, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2007	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Bruce A. Backberg

Name: Bruce A. Backberg
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Underwriting Agreement, dated as of May 23, 2007